AMENDMENT 8

TO

GENERAL TERMS AGREEMENT

BCA-65530-0016

BETWEEN

THE BOEING COMPANY

AND

SPIRIT AEROSYSTEMS, INC.

THIS AMENDMENT 8 (“Amendment”) to General Terms Agreement BCA-65530-0016 is entered into as of the date of the last signature below between Spirit AeroSystems, Inc., a Delaware corporation (“Seller”), and The Boeing Company, a Delaware corporation (“Boeing”). Hereinafter, Seller and Boeing may be referred to jointly as “Parties” hereto.

RECITALS

A.The Parties entered into Special Business Provisions MS-65530-0016, dated June 16, 2005 (“SBP”) and General Terms Agreement BCA-65530-0016, dated June 17, 2005, (“GTA”) (together, the “Agreement”).
B.The most recent amendment to the GTA is 7, entered into on December 21, 2023.
C.All capitalized terms used but not defined in this Amendment have the same meaning as in the Agreement.
D.The Parties wish to amend the GTA as set forth herein.

NOW THEREFORE, in consideration of the mutual covenants set forth herein, the Parties agree as follows:

Amendment 8 to BCA-65530-0016	BOEING PROPRIETARY	Page 1

1.Agreement.
1.1.The list of “AMENDMENTS” within the SBP is hereby deleted and replaced in its entirety as follows:
“AMENDMENTS”

Number 1 2 3 4 5 6 7 8
Description

Incorporate name change from Mid-Western Aircraft Systems Inc. to Spirit AeroSystems Incorporated. Added effective date of June 17, 2005 to agreement, and to sections 12.3 and 16.0.

Added Section 40.0 Electronic Access

Replaced Section 8.5 Retention of Records, Section 11.3 Import/Export, and Section 21.5 Environmental Health and Safety Performance

Replaced Section 21.2 and added Section 41.0

Added Section 8.3.1 Industry Assist at Boeing Repair Station(s)

Replaced Section 40.0 Electronic Access

Replaced Section 28.3 “Assignment”

Replaced Section 14.0 “EXCUSABLE DELAY”

	Date 04/01/2006 03/04/2011 01/30/2014 01/18/2021 01/30/2022 07/31/2023 12/21/2023 12/13/24	Approval H. McCormick R. Stone J. Bayer M. Milan J. Ray M. Milan K. Doolin E. Bossler J. Aguiar L. Hampton K. Shipley K. Clark D. Armani L. Hampton I. Segovia B. Wilson
1.2.Section 14 “EXCUSABLE DELAY” of the GTA is deleted in its entirety and replaced with the following:
14.0    DELAYS

14.1 Excusable Delay
If delivery of any Product is delayed by circumstances beyond Seller's reasonable control (and despite Seller's commercially reasonable efforts to mitigate such circumstances) and without the error or negligence of Seller or of its suppliers, or subcontractors, or by any material act or failure to act by Boeing or its service provider (“Boeing’s Service Provider”) (any such delay being hereinafter referred to as "Excusable Delay"), the delivery of such Product shall be extended for a period to be determined by Boeing after an assessment by Boeing of alternative work methods. Excusable Delays may include, but are not limited to, acts of God, war,

Amendment 8 to BCA-65530-0016	BOEING PROPRIETARY	Page 2

terrorist acts, riots, acts of government, fires, floods, epidemics, quarantine restrictions, freight embargoes, strikes or unusually severe weather, but shall exclude Seller's noncompliance with any rule, regulation or order promulgated by any governmental agency for or with respect to environmental protection. However, the above notwithstanding, Boeing expects Seller to continue production, recover lost time and support all schedules as established under this Agreement or any Order. Therefore, it is understood and agreed that (i) delays of less than two (2) days duration shall not be considered to be Excusable Delays unless such delays shall occur within thirty (30) days preceding the scheduled delivery date of any Product and (ii) if delay in delivery of any Product is caused by the default of any of Seller's subcontractors or suppliers, such delay shall not be considered an Excusable Delay unless the supplies or services to be provided by such subcontractor or supplier are not obtainable from other sources that meet Boeing's specifications in sufficient time to permit Seller to meet the applicable delivery schedules.

If delivery of any Product is delayed by an Excusable Delay for more than three (3) months, and:

(a)the Excusable Delay is due to a strike, Boeing may, without any additional extension, cancel all or part of any Order with respect to the delayed Products, and may exercise its rights and remedies of cover in respect of such Products in accordance with GTA Section 13.2.B, or

(b)the Excusable Delay is due to reasons other than a strike, Boeing may, without any additional extension, cancel all or part of any Order, with respect to the delayed Products, and may exercise its right of cover in respect of such Products, but at its own expense.

If delivery of Product(s) constituting more than 25% of the shipset value for one or more models of Program Airplanes is delayed by an Excusable Delay for more than five (5) months, Boeing may without any additional extension, cancel the SBP as it applies to such models of Program Airplanes, and neither Party shall have any liability to the other with respect to such cancellation, except Section 13.2.E shall apply.

14.2 Delays Attributable to Boeing
In the event of any delay caused by Boeing or Boeing’s Service Provider affecting Spirit's delivery schedule, Boeing and Spirit shall seek commercially practical solutions to assure Boeing maintains on schedule delivery of the Aircraft to its Customers. If such solutions cause additional cost impact to Spirit, Boeing will compensate Spirit for the reasonable costs of such impact. To the extent any delay is foreseeable, Boeing shall notify Spirit as soon as practicable. In no event shall such delay affecting Spirit's delivery schedule constitute an Event of Default by Spirit.”

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2.Miscellaneous.
2.1.All other provisions of the Agreement remain unchanged and in full force and effect.
2.2.This Amendment cancels and supersedes all previous agreements between the Parties relating to the content of this Amendment, whether written or oral.
2.3.Boeing may periodically consolidate this Amendment and all previous amendments into the Agreement for administrative purposes.

3.Governing Law.
This Amendment shall be governed by the internal laws of the State of Washington without reference to any rules governing conflict of laws.

4.Confidentiality.
This Amendment and all information contained herein is confidential under the terms of the Agreement.

EXECUTED as of the last date and year set forth below by the duly authorized representatives of the Parties.

THE BOEING COMPANY	SPIRIT AEROSYSTEMS, INC.

/s/ Isabella Segovia	/s/ William Wilson
Signature	Signature

Isabella Segovia	William Wilson
Printed name	Printed name

Contracts Procurement Agent	Sr Mgr Contracts
Title	Title

12/19/2024	12/19/2024
Date	Date

Amendment 8 to BCA-65530-0016	BOEING PROPRIETARY	Page 4